CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED HAD BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

AMENDMENT No. 22 TO PURCHASE AGREEMENT COM0041-16

This Amendment No.22 [COM0120-23] (the "Amendment No.22") dated as of May 2, 2023 is between EMBRAER S.A., a corporation existing under the laws of Brazil, which address and principal place of business is at Avenida Brigadeiro Faria Lima, 2170, prédio F-100, Putim, in the city of São José dos Campos, State of São Paulo, Brazil (“Embraer”) and HORIZON AIR INDUSTRIES, INC. ("Buyer"), collectively referred to herein as the “Parties”, and constitutes an amendment and modification to Purchase Agreement COM0041-16 dated April 11th, 2016 as amended and assigned from time to time (the "Purchase Agreement").

All capitalized terms not otherwise defined herein shall have the same meaning when used herein as provided in the Purchase Agreement and in case of any conflict between this Amendment No. 22 and the Purchase Agreement, this Amendment No. 22 shall control.

WHEREAS, the Parties have agreed to modify certain items of the Aircraft #40 and the Aircraft #41 specific configuration, as per PMC 013 and 14.

NOW, THEREFORE, for good and valuable consideration, which is hereby acknowledged by the Parties, Embraer and Buyer agree as follows:

1. CONFIGURATION CHANGES TO THE AIRCRAFT

1.a Buyer has requested, and Embraer has agreed to change the Aircraft #40 and the Aircraft#41 livery to the commemorative livery, as per PMC 013 and 14 duly signed by Buyer on [ * * * ].
1.b There shall be no change in the weight of the Aircraft #40 and the Aircraft #41 as a consequence of the modification described above.
1.c As a result of the change described in this Article 1, the Aircraft Basic Price of the Aircraft #40 and the Aircraft #41 shall be increased by USD [ * * * ].

2. PRICE

Article 3 of the Purchase Agreement COM0041-16 is hereby deleted and replaced as follows:
[ * * * ]

3. REINSTATEMENT OF PURCHASE AGREEMENT
All other provisions and conditions of the referenced Purchase Agreement, as well as its related Attachments and Letter Agreement, which are not specifically modified by this Amendment No. 22 shall remain in full force and effect without any change.

4. COUNTERPARTS
This Amendment No. 22 may be executed by the Parties hereto in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together shall constitute one and the same instrument. This Amendment No. 22 may be signed and exchanged by e-mail attaching a copy of the signed Amendment No. 22 in portable document format with originals to follow by an internationally recognized courier, as applicable.

[SIGNATURE PAGE FOLLOWS]

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Amendment No.22 to PA COM0041-16

IN WITNESS WHEREOF, Embraer and Buyer, by their duly authorized officers, have entered into and executed this Amendment No. 22 to be effective as of the date first written above.

EMBRAER S.A.    HORIZON AIR INDUSTRIES, INC.

By: _______________________        By: ________________________

Name:                        Name:

Title:                        Title:

By:________________________

Name:
Title:

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Amendment No.22 to PA COM0041-16